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                                                    Exhibit 23.5



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Bank of Burlington:


We consent to the use of our report incorporated herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.





                                        KPMG PEAT MARWICK LLP





Milwaukee, Wisconsin
November 28, 1994.




RJE-Burlington KPMG Consent (Exh.)
KPMG-CON.RJE
11/28/94